Exhibit 3.2

BYLAWS
OF
MEDPRO SAFETY PRODUCTS, INC.
(hereinafter called the "Corporation")

ARTICLE I
OFFICES

Section 1.            Registered Office.  The registered office of the Corporation shall be in the City of Reno, County of Washoe, State of Nevada.

Section 2.            Other Offices.  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine, with the principal offices to be initially located in the Commonwealth of Kentucky.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.            Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Nevada as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.            Annual Meetings.  The Annual Meeting of Stockholders for the election of directors and for the transaction of other business as may properly come before the meeting shall be held each year at the date and time, within or without the State of Nevada, as the Board of Directors shall determine.  No matter (including the nomination of a person for election as a director) may be presented for stockholder action at an Annual Meeting of Stockholders unless such matter is: (a) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (b) otherwise presented at the meeting by or at the direction of the Board of Directors, (c) properly presented for action at the meeting by a stockholder in accordance with the notice provisions set forth in Sections 9 or 10 of this Article II and any other applicable requirements, or (d) a procedural matter presented, or accepted for presentation, by the Chairman in his or her sole discretion.

Section 3.            Special Meetings.  Special Meetings of Stockholders for the transaction of business as may properly come before the meeting may be called by order of the Board of Directors or the Chief Executive Officer or upon the written request delivered to the Chief Executive Officer by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held on the date and at the time as may be specified by the order or, in the case of a stockholder request, on a date and time determined by the Secretary.  Whenever the Board of Directors or the Chief Executive Officer or the Secretary shall fail to fix the place, the meeting shall be held at the principal executive office of the Corporation.  Any stockholder request submitted shall meet the requirements of Section 10 of this Article II.   No matter may be presented for stockholder action at a special meeting of stockholders unless such matter is: (a) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (b) otherwise presented at the meeting by or at the direction of the Board of Directors, (c) properly presented for action at the meeting by a stockholder in accordance with the notice provisions set forth in Section 10 of this Article II and any other applicable requirements, or (d) a procedural matter presented, or accepted for presentation, by the Chairman in his or her sole discretion.  No Special Meeting of Stockholders shall be called for the purpose of removing or electing a director or directors or amending the Bylaws of the Corporation, such matters are to be considered only at the Annual Meeting of Stockholders; provided, however, that a Special Meeting may be called for the purpose of removing a director for cause, as such term is defined under Nevada law, and, provided further that the cause alleged must be set forth in the request for the meeting.   Business transacted at any Special Meeting requested by stockholders shall be limited to the purpose or purposes stated in the request for the meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Special Meeting requested by stockholders.

Section 4.        Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting unless the lapse of the prescribed period of time shall have been waived.  Notice of any Special Meeting shall state in general terms the purpose or purposes for which the meeting is to be held.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than 30 days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

Section 5.            Quorum.  Except as otherwise provided by law or by the Amended and Restated Articles of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote, thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 6.            Voting.  Unless otherwise required by law, the Amended and Restated Articles of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote.  Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 7.            Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Amended and Restated Articles of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 8.            List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 9.            Notice of Stockholder Nominees.

(a)  Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at an Annual Meeting of Stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this section. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) in the case of an Annual Meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding Annual Meeting of Stockholders, by close of business on a date that is not less than 60 days nor more than 90 days prior to such anniversary date, and (B) in the case of an Annual Meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding Annual Meeting or where no Annual Meeting has been held within the past year, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.  In no event shall the public disclosure of an adjournment or postponement of an Annual Meting commence a new time period (or extend the time period) for the giving of a stockholder’s notice under this section.  For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national financial news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15 of the Securities Exchange Act of 1934, as amended.

(b)  To be in proper written form, a stockholder's notice delivered to the Secretary pursuant to this section shall set forth in writing (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and shall specifically include such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and the number of shares of capital stock of the Corporation owned of record and beneficially by such person; and (ii) as to such stockholder:

(A)  a representation that such stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at the meeting and the name and address, as they appear on the Corporation's books, of such stockholder and any stockholder of record of the stockholder’s shares;

(B)  the class and number of shares of the Corporation that are owned of record and beneficially by such stockholder and owned by any stockholder of record of such stockholder’s shares, as of the date of the stockholder’s notice, and a representation that such stockholder shall notify the Corporation in writing of the number of such shares owned of record and beneficially as of the record date for the meeting promptly following the record date;

(C)  a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and any of its affiliates or associates, and any other person or persons (including their names), and a representation that the stockholder shall notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date;

(D)  a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, such stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder with respect to shares of stock of the Corporation, and a representation that such stockholder shall notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date;

(E)   a representation that such stockholder intends to appear in person or by proxy at the meeting to propose the nomination; and

(F)   a representation whether such stockholder intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee, and/or otherwise to solicit proxies from stockholders in support of the nomination.

(c)   At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in the Bylaws of the Corporation. Notwithstanding anything in the Bylaws to the contrary, if a stockholder intending to make a nomination pursuant to this Section 9 does not provide the information and make the representations required under clauses (ii)(A) through (E) of subsection (b) of this section promptly following the record date, or such stockholder (or a duly authorized proxy of such stockholder) does not appear at the meeting to present the nominations, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws of the Corporation, and if he or she shall so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Section 10.          Stockholder Proposals.

(a)  For business (other than the nomination of a person for election as a director, which is governed by Section 9 of this Article II) properly to be brought by a stockholder before a meeting of stockholders, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding Annual Meeting of Stockholders, by close of business on a date that is not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an Annual Meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding Annual Meeting or where no Annual Meeting has been held within the past year, or in the case of a Special Meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure (as defined in Section 9 of this Article II) of the date of the meeting was made, whichever occurs first.  In no event shall the public disclosure of an adjournment or postponement of an Annual or Special Meeting commence a new time period (or extend the time period) for the giving of a stockholder’s notice under this section.

(b)  To be in proper written form, such stockholder's notice to the Secretary shall set forth in writing (i) as to each matter the stockholder proposes to bring before the meeting, a brief description of:
(A)  the business desired to be brought before the meeting;
(B)  the reasons for conducting such business at the meeting;
(C)  any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(D)    all agreements, arrangements and understandings between or among the stockholder and beneficial owner, if any, and its or their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business, and a representation that the stockholder shall notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date; and
(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:
(A)  a representation that such stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at the meeting and the name and address of such stockholder, and of such beneficial owner or stockholder of record of the shares owned by such stockholder, if any, as they appear on the Corporation’s books;
(B)  the class and number of shares of stock which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner or stockholder of record of the shares owned by such stockholder, if any, as of the date of the stockholder’s notice, and a representation that the stockholder shall notify the Corporation in writing of the number of such shares owned of record and beneficially as of the record date for the meeting promptly following the record date;

(C)  any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date the notice by, or on behalf of, such shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such shareholder with respect to shares of stock of the Corporation, and a representation that such shareholder shall notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the record date;
(D)  a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to propose the matter; and
(E)  a representation as to whether the stockholder giving the notice intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the matter, and/or otherwise to solicit proxies from stockholders in support of such stockholder’s proposal or position.

(c)  Notwithstanding anything in the Bylaws to the contrary, (i) no business shall be conducted at an Annual or Special Meeting of Stockholders except in accordance with the procedures set forth in the Bylaws of the Corporation, and (ii) if a stockholder does not provide the information and make the representations required under clauses (i)(D) and (ii)(A) through (D) of subsection (b) of this section promptly following the record date, or such stockholder (or a duly authorized proxy of such stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. The chairman of an Annual or Special Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Bylaws of the Corporation, and, if he or she should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  Nothing in these Bylaws shall be deemed to affect any right of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Section 11.          Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III
DIRECTORS

Section 1.            Number and Election of Directors.  The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors.  Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.  Any director may resign at any time upon notice to the Corporation.  Directors need not be stockholders.

Section 2.            Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3.            Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4.            Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Nevada.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer or any two directors.  Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or telegram on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5.            Quorum.  Except as may be otherwise specifically provided by law, the Amended and Restated Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.            Actions of Board.  Unless otherwise provided by the Amended and Restated Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7.            Meetings by Means of Conference Telephone.  Unless otherwise provided by the Amended and Restated Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

Section 8.            Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board if Directors in the management of the business and affairs of the Corporation.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 9.            Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10.          Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
OFFICERS

Section 1.            General.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer.  The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Financial Officers and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Amended and Restated Articles of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.            Election.  The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.            Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.            Chairman of the Board of Directors.  The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors and shall also perform such other duties and may from time to time exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 5.            Chief Executive Officer.  The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.  In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may from time to time exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 5.            President.   The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chief Executive Officer, or the President.  During the absence or disability of the Chief Executive Officer, the President shall exercise all the powers and discharge all the duties of the Chief Executive Officer.  The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, the Board of Directors or the Chief Executive Officer.

Section 6.           Vice Presidents.  Vice Presidents, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

Section 7.            Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed, are properly kept or filed, as the case may be.

Section 8.            Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.  If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 9.            Assistant Secretaries.  Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.          Assistant Financial Officers.  Assistant Financial Officers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of his or her disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer.  If required by the Board of Directors, an Assistant Financial Officers shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from or her office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 11.          Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V
STOCK

Section 1.            Certificates Representing Stock.  Certificates representing shares of stock of the Corporation shall be in any form determined by the Board of Directors consistent with the provisions of the Private Corporations law of the Nevada Revised Statutes and these Bylaws; provided that any shares of the Corporation may be uncertificated, whether upon original issuance, reissuance or subsequent transfer.  Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President and (ii) by the Chief Financial Officer or an Assistant Financial Officer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him, her or it in the Corporation.  Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares shall be identical.

Section 2.            Signatures.  Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

Section 3.            Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his, her or its legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.            Transfers.  A transfer of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with its transfer agent, if any, and on surrender for cancellation of the certificate for such shares or upon proper instruction from the holder of uncertificated shares.  All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.  Upon receipt of proper transfer instructions from the holder of uncertificated shares, the corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder's request, certificated shares, to the person entitled thereto, and record the transaction upon its books.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 5.            Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.            Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
NOTICES

Section 1.            Notices.  Whenever written notice is required by law, the Amended and Restated Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by facsimile, telegram, telex, e-mail or cable.

Section 2.            Waivers of Notice.  Whenever any notice is required by law, the Amended and Restated Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
GENERAL PROVISIONS

Section 1.            Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.            Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3             Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.            Corporate Seal.  The Corporation may, but need not, have a corporate seal.  In the event the Corporation has a seal, the seal need not be affixed for any contract, resolution or other document executed by or on behalf of the Corporation to be valid and duly authorized.

ARTICLE VIII
INDEMNIFICATION

Section 1.            Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.   Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or executive officer of the Corporation, or is or was a director or executive officer of the Corporation serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.            Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or executive officer of the Corporation, or is or was a director or executive officer of the Corporation serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3.             Authorization of Indemnification.  Indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or executive officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.  To the extent, however, that a director or executive officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 4.            Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or executive officer.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

Section 5.            Indemnification by a Court.   Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or executive officer may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or executive officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.  Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or executive officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or executive officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.            Expenses Payable in Advance.  Expenses incurred by a director or executive officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or executive officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 7.        Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Private Corporations law of the Nevada Revised Statutes, or otherwise.

Section 8.            Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or executive officer of the Corporation, or is or was a director or executive officer of the Corporation serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

Section 9.            Certain Definitions.  For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, or executive officers, so that any person who is or was a director or executive officer of such constituent corporation, or is or was a director or executive officer or such constituent corporation serving at the request of such constituent corporation as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position tinder the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.  For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or executive officer of the Corporation which imposes duties on, or involves services by, such director or executive officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

Section 10.          Survival of Indemnification and Advancement of Expenses.  The Indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX
AMENDMENTS

Section 1.            These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be.  All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2.            Entire Board of Directors.  As used in this Article IX and in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

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